UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2012

Energy Focus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

32000 Aurora Road, Solon, Ohio		44139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-715-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 27, 2012, Energy Focus, Inc. (the "Company") entered into a new five-year cooperation agreement with Communal International Ltd. ("Communal"), a corporation with headquarters in Taiwan, to develop the Asian market as well as a high quality low cost component supply chain for EFOI products.

According to the agreement, Communal will introduce the Company to new potential customers and suppliers; assist in reducing the costs of manufacturing the Company’s goods and products; improve the quality of raw materials, components and sub-assemblies; assist in the development of an Asian distribution and supply chain. Communal will act as the Company’s exclusive agent for sales, marketing and distribution of its products in the Asian market.

On March 13, 2012 the Company issued a press release announcing the cooperation agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are provided with this Report.

Exhibit No.
________________________________________________

99.1 - Press Release Dated March 13, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Focus, Inc.

March 16, 2012	By:	/s/ Mark J. Plush

Name: Mark J. Plush
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated March 13, 2012